Exhibit 99.1
2008 FIRST QUARTER INVESTOR UPDATE Q1 Grubb & Ellis Apartment REIT, Inc. has enjoyed a number of accomplishments since its offering began in the third quarter of 2006. This update will provide you with detailed information regarding the activity of the REIT during the first quarter of 2008 so that you may be informed on its progress. FIRST QUARTER ACCOMPLISHMENTS • By March 31, 2008 Grubb & Ellis Apartment REIT had surpassed the $100,000,000 milestone in equity raised. • In March 2008, Grubb & Ellis Apartment REIT acquired Arboleda Apartments, located in Cedar Park, Texas, a suburb of Austin. This property is featured on the reverse side of this update. • Since its inception, the REIT has acquired properties in seven diverse metropolitan markets providing the range and scope set forth in our acquisition objectives. • As of March 31, 2008, the overall occupancy for the portfolio was 91 percent. • The portfolio now includes 10 acquisitions consisting of 2,685 units totaling approximately 2.3 million rentable square feet. • Grubb & Ellis Apartment REIT continues to obtain attractive debt, despite the difficult credit market. • According to REIS MetroTrend Futures, as of the 4th quarter 2007, five of the REIT’s property markets are in the top 15 metropolitan markets for job growth in the United States in 2008: Austin, Texas: #1 San Antonio, Texas: #2 Houston, Texas: #3 Dallas, Texas: #10 Charlotte, North Carolina: #15 Stanley J. Olander, Jr. Chairman, President and CEO Grubb & Ellis Apartment REIT, Inc. CEO FROM THE OF GRUBB & ELLIS COMPANY Our goal has always been to provide you with the best real estate investment product the industry has to offer, and we believe that the merger between Grubb & Ellis Company and NNN Realty Advisors has given us the opportunity to reach this important objective. Grubb & Ellis Company is the sponsor of Grubb & Ellis Apartment REIT, Inc. As such, the REIT benefits from the local market knowledge of 1,800 brokerage professionals located in more than 100 markets, some of the most respected market research in the industry, and the same world-class property management organization that was selected as Microsoft’s Vendor of the Year in 2007. We thank you for the confidence and support you have placed in Grubb & Ellis Apartment REIT, and we look forward to using our expanded platform to better serve your needs. Scott D. Peters President and Chief Executive Officer Grubb & Ellis Company, sponsor of Grubb & Ellis Apartment REIT, Inc. five of the reit's property markets are among the top 15 metropolitan regions identified by REIS metrotrend futures to experience the greatest job growth in the U.S. during 2008.

PROPERTY HIGHLIGHT Arboleda Apartments Located in Cedar Park, Texas, a suburb of Austin, Texas, Arboleda Apartments is a 312-unit multifamily property consisting of approximately 251,000 rentable square feet. Completed in 2007, the property consists of 13 two- and three-story buildings that offer six different floor plans ranging in size from 650-square-foot one bedroom/one bath units to 1,230-square-foot three bedroom/two bath units. Community amenities include a fitness center, business center, controlled access gates and detached garages. Unit features include full-size washer and dryer connections, kitchen pantries, walk-in closets and patios and balconies. Arboleda Apartments is adjacent to the 183-A Toll Road and in close proximity to U.S. Route 183. The property provides 536 parking spaces, including 48 detached garages. Arboleda Apartments is currently 93 percent occupied. (877) 888-7348 www.gbe-reits.com To learn more, visit www.gbe-reits.com. Shares Sold and Equity Raised Grubb & Ellis Apartment REIT, Inc. has sold approximately 10 million shares of its common stock for more than $100 million as of March 31, 2008. At the close of the first quarter 2008, Grubb & Ellis Apartment REIT has acquired a portfolio of 10 Class A multifamily communities, valued at approximately $249 million, based on purchase price. Should you have any questions regarding your investment in Grubb & Ellis Apartment REIT, please contact your financial advisor. This newsletter contains forward-looking statements. Any forward-looking statements are based upon the current beliefs and expectations of management and involve risks, uncertainties and other factors that may cause the actual results or performance of the company and its affiliates to be materially different from any future results or performance expressed or implied by such forward-looking statements. The material in this newsletter does not constitute an offer to sell, nor a solicitation of an offer to buy the securities described herein. Such an offering is made only by prospectus. Therefore, this material must be accompanied or preceded by a prospectus. You should carefully review the risk factor disclosure in the prospectus and consult with your advisor before investing. Grubb & Ellis Securities, Inc., member FINRA/SIPC, is the dealer-manager for the Grubb & Ellis Apartment REIT offering. April 30, 2008. 0108_apt_investor Update